Exhibit 23.1

To the Board of Directors
Shineco, Inc. (fka Supcor, Inc.) and Subsidiaries

Consent of Independent Accountants
Shineco, Inc. (fka Supcor, Inc.) and Subsidiaries
Audited Financial Statements
December 31, 2003 and 2004

          We consent to the incorporation in the Registration Statement on Form SB-2 for Shineco, Inc. (fka Supcor, Inc.) and its subsidiaries of our report dated April 4, 2005 on our audits of the financial statements of Supcor, Inc. as of December 31, 2003 and 2004 and for the years then ended, which report is incorporated in the Form SB-2.

_/s/ Child, Sullivan & Company_____________
Child, Sullivan & Company
Kaysville, Utah

February 10, 2006